8x8, Inc. Prices Upsized Offering of $250.0 Million of Convertible Senior Notes
SAN JOSE, Calif.- February 14, 2019 - 8x8, Inc. (NYSE: EGHT) today announced the pricing of $250.0 million aggregate principal amount of 0.50% convertible senior notes due 2024 (the “notes”) in a private placement to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The principal amount of the offering was increased from the previously announced offering size of $200.0 million. 8x8 granted the initial purchasers of the notes a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes on the same terms and conditions. The sale of the notes is scheduled to close on February 19, 2019, subject to satisfaction of customary closing conditions.
8x8 estimates that the net proceeds from this offering will be approximately $242.2 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by 8x8, and assuming no exercise of the initial purchasers’ option to purchase additional notes. 8x8 intends to use a portion of the net proceeds from the offering of the notes to pay the cost of certain capped call transactions (described below). 8x8 intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including financing potential acquisitions and other strategic transactions. However, 8x8 currently has no commitments with respect to any such acquisitions or other strategic transactions.
When issued, the notes will be unsecured, senior obligations of 8x8, and will pay interest semi-annually at a rate of 0.50% per year. Prior to October 1, 2023, the notes will be convertible only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the notes will be 38.9484 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $25.68 per share, and will be subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 30.0% over the last reported sale price of $19.75 per share of 8x8’s common stock on The New York Stock Exchange on February 13, 2019. 8x8 will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.
8x8 may redeem all or any portion of the notes, at its option, on or after February 4, 2022 if the last reported sale price of 8x8’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which 8x8 provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders of notes may require 8x8 to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in connection with certain corporate events or if 8x8 issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.
If the initial purchasers exercise their option to purchase additional notes, 8x8 intends to use the resulting additional proceeds of the sale of the additional notes to pay the cost of entering into additional capped call transactions and for general corporate purposes, including financing potential acquisitions and other strategic transactions.
In connection with the pricing of the notes, 8x8 entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to 8x8’s common stock upon any conversion of the notes at maturity and/or offset the cash payments 8x8 is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of 8x8’s common stock is greater than the strike price of the capped call transactions, which initially corresponds to the initial conversion price of the notes or approximately $25.68 per share, with such reduction subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $39.50 per share, which represents a premium of 100.0% over the last reported sale price of 8x8’s common stock on February 13, 2019, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, then 8x8 expects to enter into additional capped call transactions with the option counterparties.
8x8 expects that, in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of 8x8’s common stock and/or enter into various derivative transactions with respect to 8x8’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of 8x8’s common stock or the notes at that time.
In addition, 8x8 has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to 8x8’s common stock and/or purchasing or selling 8x8’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the valuation period for the capped call transactions, which is expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity of the notes). This activity could also cause or avoid an increase or a decrease in the market price of 8x8’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of 8x8’s common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing of the offering and the intended use of net proceeds from the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether 8x8 will be able to satisfy the conditions required to close the sale of the notes and the fact that 8x8’s management will have broad discretion in the use of the proceeds from any sale of the notes, and other risks detailed from time to time in 8x8’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018. The forward-looking statements in this press release are based on information available to 8x8 as of the date hereof, and 8x8 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Contacts
Investor Relations Contact:
Victoria Hyde-Dunn
8x8, Inc.
1-669-333-5200
victoria.hyde-dunn@8x8.com